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                                                                       EXHIBIT 5

                      [LOCKE LIDDELL & SAPP LLP LETTERHEAD]


                                  May 22, 2001

PowerBrief, Inc.
5858 Westheimer, Suite 550
Houston, Texas 77057

Ladies and Gentlemen:

        We have acted as counsel for PowerBrief, Inc., a Texas corporation (the "Company") in connection with the registration, pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, of the offering of up to 16,680,345 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), which may be issued under the 2001 Equity Incentive Plan and the Amended and Restated 2000 Equity Incentive Plan (collectively, the "Plans").

        In such capacity, we have examined the corporate documents of the Company, including its Seconded Amended and Restated Articles of Incorporation and its Bylaws, each as amended or restated, and resolutions adopted by its board of directors and committees thereof. We have also examined the Registration Statement, together with the exhibits thereto, and such other documents which we have deemed necessary for the purposes of the expressing the opinion contained herein. We have relied on representations made by and certificates of the officers of the Company and public officials with respect to certain facts material to our opinion. We have made no independent investigation regarding such representations and certificates.

        Based upon the foregoing, we are of the opinion that the shares of Common Stock, when issued pursuant to the Plans, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           LOCKE LIDDELL & SAPP LLP


                                           By: /Andrew A. Gregory
                                               ---------------------------
                                                Andrew A. Gregory